FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT is made this 20th day of December, effective for the fiscal year ending January 5, 1996, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware
          corporation,  ("Company")   and  DAVID   B.  POMEROY,   II   (the
          "Executive").
          WHEREAS, on the 12th  day of March,  1992, Company and  Executive
          executed  an  Employment  Agreement  ("Agreement")  that   became
          effective on the date of the closing of the initial public offering of Company (April 10, 1992); and
          WHEREAS, Company and Executive entered into an Amendment to Employment Agreement effective July 6, 1993; and
          WHEREAS, Company and Executive entered into a Second Amendment to Employment Agreement effective October 14, 1993;
          WHEREAS, Company and Executive entered into a Third Amendment to Employment Agreement effective January 6, 1995;
          WHEREAS, Company and Executive desire to amend the Agreement, as amended, to reflect certain changes agreed upon by Company and
          Executive regarding compensation payable to Executive for the 1995 fiscal year and thereafter.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:
          1. Section 5(b)(i) is amended commencing with the 1995 fiscal year and for each year thereafter as follows:
               (i) Executive shall be entitled to a bonus and incentive deferred compensation for the 1995 fiscal year not to exceed the
          applicable  percentage  set  forth  below  of  the  income   from
          operations (as defined) of the Company for each year in excess of the applicable target amount:
               10% of  income  from  operations of  Company  in  excess  of
          $2,000,000.00  but  less  than   or  equal  to  $4,000,000.00   -
          $200,000.00 maximum
               A discretionary bonus to be determined pursuant to the provisions of Sections 5(b)(ii) or 5(c).
               In  the  event   that  Company  would   pay  Executive   any
          discretionary amount pursuant to such provision(s), fifty percent (50%) of any such bonus in excess of $150,000.00 would be payable to Executive as a bonus and the remaining fifty percent (50%) of the applicable dollar amount will constitute incentive deferred compensation which shall be payable to Executive according to the
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          terms  of  the   Incentive  Compensation   Agreement  and   Trust
          Agreement.
          2.   Section 5(b)(iii) is deleted in its entirety.
          Except as modified above, the terms of the Employment Agreement, as amended are hereby affirmed and ratified by the parties.
          IN WITNESS WHEREOF, this Fourth Amendment to Employment Agreement has been executed as of the day and year first above written.
          WITNESSES:                      POMEROY COMPUTER RESOURCES, INC.
          _________________________          By:
          _______________________________
                                               Edwin  S.  Weinstein,  Vice-
          President of                                   Finance
          _________________________
          _________________________
          __________________________________
                                          DAVID B. POMEROY, II, Executive
          _________________________

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